Exhibit 99.1

2007 ANNUAL INCENTIVE PLAN

A.            Participating Employees

This 2007 annual incentive plan (the “2007 AIP”) shall apply for all Participating Employees of TNS, Inc. (the “Corporation”) and its subsidiaries.

For purposes of this 2007 AIP, a “Participating Employee” means the Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer and each Executive Vice President, Senior Vice President and Vice President of the Corporation or any of its subsidiaries.

For purposes of this 2007 AIP, an “Executive” means each of the following individuals:

1. Henry H. Graham, Jr.	Chief Executive Officer
2. Raymond Low	President
3. Michael Q. Keegan	Chief Operating Officer
4. Dennis L. Randolph, Jr.	Chief Financial Officer and Treasurer
5. James T. McLaughlin	Executive Vice President, General Counsel and Secretary
6. Mark G. Cole	Executive Vice President, Network Operations

For purposes of this 2007 AIP, “Senior Executives” means each of Messrs. Graham, Low and Keegan.

B.            2007 AIP Award Determination

The 2007 annual incentive cash bonus payable to a Participating Employee (the “2007 AIP Award”) shall be determined based upon the attainment by the Corporation of gross revenue and adjusted earnings targets during fiscal year 2007 (“Target 2007 Gross Revenue” and “Target 2007 Adjusted Earnings,” respectively), with the amount calibrated based on over- or under-achievement of these targets to between 0% and 100% for all Participating Employees (other than the Executives) and to between 0% and 200% for all Executives.

1.                                      2007 Gross Revenue and Adjusted Earnings Targets

With respect to the Executives and any other Participating Employees determined by the Corporation’s Chief Executive Officer to contribute to the consolidated operations of the Corporation and its subsidiaries, the Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be set by the Board of Directors of the Corporation in accordance with the Corporation’s 2007 fiscal year budget approved by the Board of Directors.  Attainment of these targets shall be determined based on the consolidated 2007 operating results of the Corporation and its subsidiaries.

With respect to any Participating Employees determined by the Corporation’s Chief Executive Officer to contribute primarily to the operations of the Corporation and its subsidiaries (“Domestic Subsidiaries”) domiciled in the United States and Canada (the “Domestic Participating Employees”), the Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be as set by the Board of Directors in accordance with the Corporation’s 2007 fiscal year budget approved by the Board of Directors.  Attainment of these targets shall be determined based on the 2007 operating results of the Corporation and its Domestic Subsidiaries.

With respect to any Participating Employees determined by the Corporation’s Chief Executive Officer to contribute primarily to the operations of all subsidiaries (the “International Subsidiaries”) of the Corporation other than the Domestic Subsidiaries, the Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be as set by the Board of Directors in accordance with the Corporation’s 2007 fiscal year budget approved by the Board of Directors.  Attainment of these targets shall be determined based on the 2007 operating performance of the International Subsidiaries.

With respect to any Participating Employees determined by the Corporation’s Chief Executive Officer to primarily contribute to the operations of a particular International Subsidiary or a group of International Subsidiaries, the Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be as set by the Board of Directors for the particular country or region in accordance with the Corporation’s 2007 fiscal year budget approved by the Board of Directors.  Attainment of these targets shall be determined based on the 2007 operating performance of the respective international country or region.

The Target 2007 Gross Revenue and Target 2007 Adjusted Earnings shall be adjusted by the Compensation Committee of the Board of Directors to reflect acquisitions and dispositions of businesses and assets by the Corporation to the extent not reflected in the Corporation’s 2007 fiscal year budget approved by the Board of Directors.

2.             Determination of 2007 AIP Awards

For each Participating Employee, the “Target 2007 AIP Award” shall be (i) the Participating Employee’s annual base salary in effect on December 31, 2007 multiplied by (ii) the “annual bonus percentage” in effect on such date for the employee.  The “annual bonus percentage” for (1) Messrs. Graham, Low and Keegan shall be 100%, (2) Messrs. Randolph, Cole and McLaughlin shall be 50% and (3) any other employee shall be either (i) the annual bonus percentage set forth in the employee’s employment agreement or (ii) to the extent an employment agreement is not in effect for the employee, the annual bonus percentage then in effect for employees having the same title as the respective employee.

For each Participating Employee (other than the Executives), subject to Section C of this AIP, the amount of the 2007 AIP Award shall be:

(i)                                     50% of the respective Target 2007 AIP Award multiplied by the appropriate percentage set forth in the table contained in Section B(3) below that represents the percentage of the Target 2007 Gross Revenue attained during the Corporation’s 2007 fiscal year, plus

(ii)                                  50% of the respective Target 2007 AIP Award multiplied by the appropriate percentage set forth in the table contained in Section B(3) below that represents the percentage of the Target 2007 Adjusted Earnings attained during the Corporation’s 2007 fiscal year.

For each Executive, subject to Section C of this AIP, the amount of the 2007 AIP Award shall be:

(x)                                   50% of the respective Target 2007 AIP Award multiplied by the appropriate percentage set forth in the table contained in Section B(4) below that represents the percentage of the Target 2007 Gross Revenue attained during the Corporation’s 2007 fiscal year, plus

(y)                                 50% of the respective Target 2007 AIP Award multiplied by the appropriate percentage set forth in the table contained in Section B(4) below that represents the percentage of the Target 2007 Adjusted Earnings attained during the Corporation’s 2007 fiscal year.

3.                                      Vesting Percentages for Participating Employees (Other than Executives)

Percentage of Target Attained	Percentage of Target Award Earned
100% [TARGET AND MAXIMUM]	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
92%	20%
91% [THRESHOLD]	10%
90% and below	0%

4.             Vesting Percentages for Executives

Percentage of Target Attained	Percentage of Target Award Earned
110% and above [MAXIMUM]	200%
109%	190%
108%	180%
107%	170%
106%	160%
105%	150%
104%	140%
103%	130%
102%	120%
101%	110%
100% [TARGET]	100%
99%	90%
98%	80%
97%	70%
96%	60%
95%	50%
94%	40%
93%	30%
92%	20%
91% [THRESHOLD]	10%
90% and below	0%

C.            Conditions

With respect to employees of certain of the Corporation’s International Subsidiaries, the Board of Directors acknowledges that the 2007 AIP may contradict contractual provisions currently in place with certain international employees.  To the extent this is determined to be the case, the terms of the respective contract shall govern.

For all Participating Employees (other than the Executives), it has been the Corporation’s practice that a certain portion of the employee’s annual incentive plan award be tied directly to the employee’s performance.  To the extent it is determined that a 2007 AIP Award is due to a Participating Employee based on the criteria set forth herein, the employee’s manager shall continue to have the ability to determine whether the employee’s 2007 AIP Award shall be reduced for failure on the part of the employee to meet personal objectives set for the employee during the year; provided, however, that the portion of the employee’s 2007 AIP Award attributable solely to the Corporation’s performance in 2007 may not be reduced by the manager without approval of the Compensation Committee of the Board of Directors.  For purposes of example only, under the Corporation’s current annual incentive plan guidelines, 35% of any performance award due to a Vice President of Transaction Network Services, Inc. is tied to personal performance and 65% of the award is tied to corporate performance.  Accordingly, if such Director is due a $20,000 2007 AIP Award hereunder, the payment of $7,000.00 of such award shall be subject to the discretion of the VP’s manager based on the achievement by the VP of personal objectives for 2007.

To the extent that no 2007 AIP Award is due hereunder for a Participating Employee, the Corporation shall not pay an annual incentive bonus or other similar payment to the employee without the approval of the Compensation Committee of the Board of Directors.

No 2007 AIP Award shall be paid to a Participating Employee to the extent that payment of the award would result in the Corporation failing to attain the respective Target 2007 Adjusted Earnings.

For the Senior Executives, when calculating any amount due for performance up to the Target 2007 Gross Revenue and Adjusted Earnings levels, the calculation shall be made after giving effect to the payment of annual incentive bonuses (including without limitation the 2007 AIP Award) to all Participating Employees (other than the Senior Executives) in respect of performance up to such Target Levels.

For the Executives, when calculating any amount due for performance above the Target 2007 Gross Revenue and the Target 2007 Adjusted Earnings levels, the calculation shall be made after giving effect to the payment of annual incentive bonuses to all Participating Employees (including the Senior Executives) in respect of performance up to such Target levels.  For the avoidance of doubt, an Executive will not be eligible to earn or receive any portion of the 2007 AIP Award above the Target 2007 Gross Revenue and/or the Target 2007 Adjusted Earnings levels until the Senior Executives have earned and/or been paid the 2007 AIP Award each Senior Executive is due at the 2007 AIP Award above the Target 2007 Gross Revenue and/or the Target 2007 Adjusted Earnings levels.

To be eligible for a 2007 AIP Award, unless the Participating Employee has an agreement with the Corporation or any of its subsidiaries which provides otherwise, the individual must be an employee of the Corporation or one of its subsidiaries on the date the 2007 AIP Award is paid to Participating Employees.  If a Participating Employee was not employed by the Corporation or any of its subsidiaries for all of calendar year 2007, then the 2007 AIP Award shall be pro-rated to reflect her/his actual period of employment with the Corporation or any of its subsidiaries during the year.

D.            Timing and Payment

The Compensation Committee of the Board of Directors shall make a determination as to the 2007 AIP Award, if any, payable to each Participating Employee within the 60-day period immediately following December 31, 2007, and the Corporation shall pay any 2007 AIP Award within 75 days following December 31, 2007.